KonaTel Reports First Quarter 2024 Results

Revenue up 40% Year-Over-Year;

Completes 49% Sale of Subsidiary; Deploys Proceeds to Repay Debt and Adds Substantial Cash For Growth

DALLAS, May 16, 2024 -- KonaTel, Inc. (OTCQB: KTEL) (www.konatel.com), a voice/data communications holding company, today announced financial results for the three month period ended March 31, 2024.

First Quarter 2024 Financial Summary

•	Revenues of $5.6 million, compared to $4.0 million in the first quarter last year.
•	Gross profit of $1.1 million, or 20.0% of revenues, compared to $1.0 million, or 24.9% of revenues; up 12.5% on a dollar basis compared to the first quarter last year.
•	Operating loss of $(847,000) compared to an operating loss of $(753,000) in the first quarter last year.
•	GAAP net income of $8.1 million, inclusive of a $9.2 million gain on sale of 49% interest in IM Telecom, or $0.19 per share, compared to a net loss of $(915,000), or $(0.02) per share, in the first quarter last year.
•	Non-GAAP net income of ($833,793) or ($0.02) per diluted share, adjusting for the $9.2 million gain on sale of 49% interest in IM Telecom, compared to a non-GAAP net loss of $(608,000), or $(0.01) per diluted share, in the first quarter of last year.

Sean McEwen, Chairman and CEO of KonaTel stated, “First quarter revenue increased 40% year-over-year, and just as important, we delivered sequential revenue growth in each of the last four quarters partially due to our strategy to diversify beyond government subsidized services. Within our Hosted Services segment, we increased revenue by 17% to record levels due to the addition of new customers and new revenue from existing customers. While there is uncertainty surrounding the government’s re-funding of the ACP program, our legacy Lifeline business is not impacted by government funding, and I am excited by our progress and the opportunities within our Hosted Services operation, given the attractive economics and stickiness of the customer base.”

McEwen continued, “We completed the sale of a minority position of our interest in IM Telecom in the first quarter, which resulted in cash proceeds of $9.0 million. We used a portion of the proceeds to pay off all outstanding debt obligations. With $3.9 million in cash, we ended the quarter with a much stronger balance sheet and additional, non-dilutive capital. We are using the additional capital to fund our growth and revenue diversification strategy through the addition of experienced sales and operations personnel within our Hosted Services business, which is now driving an expansion of that segment. And as previously disclosed, we secured a multi-million-dollar financing option which helps us fund our partners in pursuit of an ‘asset light’ strategy within the government subsidized (Lifeline and ACP) market.”

McEwen concluded “Our growth in revenue demonstrates that with the right amount of working capital, our management team has the experience and capability to rapidly accelerate growth in both our Hosted Services and Government Subsidized (Lifeline and ACP) operations. Looking forward, we have several pending projects within our Hosted Services business, including the upcoming five-year exclusive agreement to provide wholesale cellular service to Viva-USA. Viva-USA is part of the Viva Group of companies, an international MNO/MVNO with over three million customers in Mexico and Bolivia.”

Quarterly Financial Summary (Q1 2024 vs. Q1 2023)

Revenue of $5.6 million, compared to $4.0 million. The increase in revenue was primarily due to the market and distribution channel expansion undertaken in 2023, focusing on providing services within our core ETC licensed states.

Gross profit was $1.1 million, or 20.0% gross profit margin, compared to $1.0 million, or 24.9% gross profit margin. This increase primarily resulted from adding higher ARPU activations in our Mobile Services segment, and sourcing lower equipment and network costs.

Total operating expenses were $1.9 million, compared to $1.8 million. This increase was primarily due to higher payroll and related expense associated with the addition of headcount in our Apeiron subsidiary, as we begin to initiate sales efforts of hosted services, as well as higher stock expense from grants provided in Q4 2023.

GAAP net income was $8.1 million, or $0.19 per diluted share (based on 43.6 million weighted average shares), compared to a net loss of $(915,000), or $(0.02) per diluted share (based on 42.4 million weighted average shares). This increase was a result of the gain on sale recognized as part of the sale of 49% interest in IM Telecom.

Non-GAAP net income was ($833,793), or ($0.02) per diluted share, compared to a non-GAAP net loss of $(608,000), or $(0.01) per diluted share.

Balance Sheet

The Company ended the quarter with $3.9 million in cash, compared to $777,000 on December 31, 2023. The increase in cash was due to cash received as part of the sale of 49% interest in IM Telecom.

About KonaTel

KonaTel provides a variety of retail and wholesale telecommunications services including mobile voice/text/data service supported by national U.S. mobile networks, mobile numbers, SMS/MMS services, IoT mobile data service, and a range of hosted cloud services. KonaTel’s subsidiary, Apeiron Systems (www.apeiron.io), is a global cloud communications service provider employing a dynamic “as a service” (CPaaS/UCaaS/CCaaS/PaaS) platform. Apeiron provides voice, messaging, SD-WAN, and platform services using its national cloud network. All Apeiron’s services can be accessed through legacy interfaces and rich communications APIs. KonaTel’s other subsidiary, Infiniti Mobile (www.infinitimobile.com), is an FCC authorized national wireless ACP and Lifeline carrier with an FCC approved wireless Lifeline Compliance Plan, licensed to provide government subsidized cellular service to low-income American families across eleven states. KonaTel is headquartered in Plano, Texas.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of the disclosures contained in the filings of KonaTel and its “forward-looking statements” in such filings that are contained in the EDGAR Archives of the SEC at www.sec.gov.

Contacts

D. Sean McEwen
(214) 323-8410
inquiries@konatel.com

Unaudited Balance Sheets, Statements of Operations, and Reconciliation of GAAP to Non-GAAP Measure Follow

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KonaTel, Inc.

Consolidated Balance Sheets

(unaudited)

	March 31, 2024	December 31, 2023
Assets
Current Assets
Cash and Cash Equivalents	$3,884,897	$777,103
Accounts Receivable, Net	1,946,997	1,496,799
Inventory, Net	765,032	1,229,770
Prepaid Expenses	118,197	129,706
Other Current Assets	1,000,000	—
Total Current Assets	7,715,123	3,633,378

Property and Equipment, Net	21,735	24,184

Other Assets
Intangible Assets, Net	323,468	634,251
Right of Use Asset	413,119	443,328
Other Assets	74,542	74,543
Total Other Assets	811,129	1,152,122
Total Assets	$8,547,987	$4,809,684

Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payable and Accrued Expenses	$2,636,260	$3,709,691
Loans Payable, Net of Loan Fees	—	3,655,171
Right of Use Operating Lease Obligation - Current	130,146	127,716
Income Tax Payable	149,428	—
Total Current Liabilities	2,915,834	7,492,578

Long Term Liabilities
Right of Use Operating Lease Obligation - Long Term	297,154	330,511
Total Long Term Liabilities	297,154	330,511
Total Liabilities	3,212,988	7,823,089
Commitments and Contingencies
Stockholders' Equity
Common stock, $.001 par value, 50,000,000 shares authorized, 43,333,220 outstanding and issued at March 31, 2024 and 43,145,720 outstanding and issued at December 31, 2023	43,333	43,146
Additional Paid In Capital	9,447,273	9,182,140
Accumulated Deficit	(4,155,607)	(12,238,691)
Total Stockholders' Equity	5,334,999	(3,013,405)
Total Liabilities and Stockholders' Equity	$8,547,987	$4,809,684

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KonaTel, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
	March 31,
	2024	2023
Revenue	$5,635,836	$4,031,719
Cost of Revenue	4,508,332	3,029,840
Gross Profit	1,127,504	1,001,879

Operating Expenses
Payroll and Related Expenses	1,452,100	1,139,546
Operating and Maintenance	1,544	1,700
Bad Debt	1,448	14
Professional and Other Expenses	110,223	300,498
Utilities and Facilities	50,786	57,045
Depreciation and Amortization	2,449	3,088
General and Administrative	61,395	40,234
Marketing and Advertising	33,996	37,517
Application Development Costs	206,083	143,529
Taxes and Insurance	54,435	31,903
Total Operating Expenses	1,974,459	1,755,074

Operating Loss	(846,955)	(753,195)

Other Income and Expense
Gain on Sale of Subsidiary	9,247,726	—
Interest Expense	(104,329)	(161,502)
Other Income/(Expense), net	(63,930)	—
Total Other Income and Expenses	9,079,467	(161,502)

Income Before Income Taxes	8,232,512	(914,697)

Income Tax Expense	149,428	—

Net Income (Loss)	$8,083,084	$(914,697)

Earnings (Loss) per Share
Basic	$0.19	$(0.02)
Diluted	$0.19	$(0.02)
Weighted Average Outstanding Shares
Basic	43,180,747	42,375,917
Diluted	43,601,328	42,375,917

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KonaTel, Inc.

Reconciliation of GAAP to Non-GAAP Measure

(unaudited)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2024	2023
Net Income (Loss)	$8,083,084	$(914,697)
Add Back:
Gain on Sale of Subsidiary	(9,247,726)	—
Depreciation and Amortization	2,449	3,088
Stock-based Compensation	224,070	142,599
Interest Expense, net	104,329	161,508
Non-GAAP Net Loss	$(833,794)	$(607,502)

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